CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Chatsworth Data Solutions

We hereby consent to the inclusion in the foregoing Amendment No. 1 to the Registration Statement on Form SB-2 for Chatsworth Data Solutions, Inc. (formerly Adera Mines Limited) of our report dated June 21, 2006, relating to the financial statements of Chatsworth Data Corporation as of December 31, 2005 and 2004, and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California
February 15, 2007